UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 23, 2015

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

As a result of a request for proposal process undertaken by the Audit Committee of the Board of Directors ("Audit Committee") of Matthews International Corporation ("Matthews" or the "Company"), on December 28, 2015 the Audit Committee appointed Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2016, effective immediately.

On December 23, 2015, the Audit Committee dismissed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm, effective upon the appointment of EY, which occurred on December 28, 2015.

No Prior Consultation with New Independent Registered Public Accounting Firm:

During the fiscal years ended September 30, 2015 and 2014, and the subsequent interim period through December 28, 2015, the Company has not consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

No Adverse Opinion or Disclaimer; Reportable Events:

PwC's reports on the Company's consolidated financial statements as of and for the fiscal years ended September 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years ended September 30, 2015 and 2014, and the subsequent interim period through December 28, 2015, there were no reportable events (as described under Item 304(a)(1)(v) of Regulation S-K) except as discussed below.  The report of PwC on the effectiveness of internal control over financial reporting as of September 30, 2015 did not contain an adverse opinion, nor was it qualified or modified, except that it excluded Aurora Products Group, LLC from the assessment as of September 30, 2015, because it was acquired by the Company in a purchase business combination in August 2015 and was excluded from management's report on internal control over financial reporting. The report of PwC on the effectiveness of internal control over financial reporting as of September 30, 2014 stated that the Company did not maintain, in all material respects, effective internal control over financial reporting as of September 30, 2014 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) because a material weakness in internal control over financial reporting related to the design of internal control over segregation of duties within the treasury process existed as of that date.  Specifically, an individual with the ability to execute cash transactions was responsible for providing the third-party source documents used in the cash reconciliation process.  Also, the report excluded Schawk, Inc. from the assessment of internal control over financial reporting as of September 30, 2014, because it was acquired by the Company in a purchase business combination in July 2014 and was excluded from management's report on internal control over financial reporting.

The Audit Committee discussed the above matter with PwC and has authorized PwC to respond fully to the inquiries of the successor auditor on this matter.

No Disagreement:

During the two most recent fiscal years ended September 30, 2015 and 2014, and in the subsequent interim period through December 28, 2015, there were no disagreements between Matthews and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such years.

Matthews provided PwC with a copy of this Current Report on Form 8-K, and requested that PwC furnish Matthews with a letter addressed to the U.S. Securities and Exchange Commission stating whether PwC agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree.  Matthews has received the requested letter from PwC, and a copy of PwC's letter dated December 30, 2015 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter of PricewaterhouseCoopers LLP, dated December 30, 2015, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer
and Secretary

Date: December 30, 2015